UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2015

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Enter into Material Definitive Agreement.

MVP REIT, Inc., (“MVP”) through its wholly owned entity, MVP St. Louis Lucas, LLC, a Nevada limited liability company, announced that it has entered into a purchase agreement dated June 11, 2015 to purchase a parking lot for approximately $3.463 million in cash.

The parking lot is located at 901 Lucas Street, St. Louis, Missouri (the “Lot”).   The Lot consists of 50,530 square feet and has approximately 217 parking spaces.  The Lot is adjacent to the St Louis convention center, is zoned I-CBD (Central Business District) and allows for a maximum building height of 200 feet.  MVP anticipates entering into a lease with a parking operator to lease the parking garage.

The Purchase Agreement is subject to MVP’s due diligence.  It is anticipated that the purchase will close in June, however, there can be no assurance when and if this acquisition will be completed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2015

MVP REIT, INC.

By: __/s/ Tracee Gress_______________
Tracee Gress
Chief Financial Officer